Exhibit 99.1

FOR IMMEDIATE RELEASE:

Item 9 Labs Achieves Profitability for Second Quarter Fiscal Year 2021, Marking 6 Consecutive Quarters of Revenue Growth

Company reaches quarterly sales of $6.1 million, up 228% year over year and up 101% sequentially

First quarter of positive net income in Company’s history fueled by robust market demand, increased brand awareness and improved cannabis production

Gross margin improvement from 32% to 49% reflects increased operating efficiencies

Completed the acquisition of ONE Cannabis Group, parent company of national dispensary franchise Unity Rd., complementing the Company’s innovative, premium product portfolio with a platform for national distribution

Management to host conference call and webcast to discuss key operational and financial highlights today at 11:00 AM ET

PHOENIX – May 18, 2021 – Item 9 Labs Corp. (OTCQX: INLB) (“Item 9 Labs” or the “Company”), a vertically integrated cannabis dispensary franchisor and operator that produces premium products, today reported operating and financial results for the three months ended March 31, 2021, the Company’s second quarter for fiscal year 2021 (“Q2 FY2021”). The Company will be hosting an earnings call on May 18, 2021 at 11:00 AM Eastern time (8:00 AM Pacific time).

Key Financial Highlights for Q2 FY2021 (compared with Q2 FY2020)

•	Revenue increased 228% to $6.1 million
•	Gross profit increased 403% to $3.0 million
•	Gross margin increased to 49% from 32%
•	Operating income of $0.5 million (compared with operating loss of $0.9 million)
•	Operating expenses as a percentage of revenue declined to 40% from 80%
•	Net income of $49,020 (compared with net loss of $1.6 million)
•	Adjusted EBITDA of $1.0 million (compared with adjusted EBITDA loss of $0.9 million)

Key Business Highlights during and subsequent to Q2 FY2021

•	Completed the acquisition of ONE Cannabis Group (OCG Inc.), parent company of leading U.S. cannabis dispensary franchisor Unity Rd., differentiating the Company by combining its premium products with a strong retail franchise and a national distribution platform
•	Unity Rd. signed agreements with three entrepreneurial groups for dispensary franchise expansion into New Jersey, in addition to a multi-unit franchise agreement with development underway in Michigan and Ohio
•	Launched Orion 710 pod system, an innovative vaporization device for medical and adult-use consumers, featuring swappable one-gram pods filled with live resin blends and a USB-C rechargeable battery

Management Commentary

With the successful passage of Proposition 207 for adult use in Arizona, the state started transitioning from a medical-only into a far-larger adult-use marijuana market on January 22, 2021. Industry analysts expect the state’s total legal marijuana market will near $1.5 billion in the next three years.

“We’re seeing the impact of the strong market demand with record-breaking revenues for our premium products, reporting $6.1 million during the quarter. That’s more than double our revenues from last quarter and 228% higher than the same quarter last year,” commented Item 9 Labs Chief Executive Officer Andrew Bowden. “This quarter represents a milestone for us as it also marks our first quarter of profitability. Across the company, our team continues to execute more efficiently and manage our costs while increasing production to meet product demand.”

“We completed our acquisition of OCG Inc. during the quarter, giving us unique capabilities in franchising and positioning us for rapid scalability at reduced capital requirements, as dispensaries will be owned and operated by local franchise partners. Franchising facilitates the expansion of our national retail footprint through Unity Rd. while also serving as a distribution platform for our in-house production, enabling us to capture additional market share,” Bowden said. “We also plan to develop or partner with cultivation facilities in states where Unity Rd. franchise partners open cannabis retail shops. Already, Unity Rd. has signed multiple agreements with more than 10 entrepreneurial groups who are developing the brand across at least seven states. We are seeing growth in our franchise pipeline as lead flows and interest increase with the easing regulatory environment and state-level legalization.”

“Our planned cultivation site expansion, the first phase of which is expected to break ground soon, along with our cannabis franchising offering and the favorable regulatory climate are the catalysts that we believe will propel Item 9 Labs’ revenue and market share growth going forward,” added Bowden.

The Company completed its acquisition of OCG Inc. in March 2021, creating one of the first vertically integrated cannabis franchise companies in the country. Colorado-based OCG Inc. is the parent company of dispensary franchise Unity Rd. The combination brings differentiating retail franchising capabilities to Item 9 Labs, including helping new entrepreneurs and existing operators navigate the complex cannabis industry by providing training, resources, and ongoing support needed to compliantly and successfully operate a dispensary. The reduced capital expenditure (CapEx) franchise model positions the Company to accelerate scale for both the Unity Rd. franchise and Item 9 Labs product brands, as dispensaries will be locally owned and operated by cannabis entrepreneurs.

Item 9 Labs recently launched the Orion 710 pod system – a next-generation vape system that provides full-spectrum flower experiences on the go. Available as one-gram Grounded, Orbit, and Beyond pods, the handheld, portable vaporization system debuted in March 2021 to medical and adult-use marijuana consumers in Arizona. Consisting of a rechargeable battery designed to fit discreetly in hand and easily swappable one-gram pods filled with a choice of live resin blends, the Orion currently stands as the only device with its unique characteristics. Orion’s slightly larger size allows for greater modifications, leading to increased battery life, 20% more cannabinoids per draw, and a five-second draw cutoff. The technology also best suits the viscosity of Item 9 Labs live resin, making for smoother inhales and improved overall experience.

Unity Rd. inked agreements with three entrepreneurial groups for New Jersey franchise expansion, in addition to a multi-unit franchise agreement with development underway in Michigan and Ohio. Unity Rd. is guiding the New Jersey partners through the dispensary license process as the state is expected to open license applications as early as late 2021. Each group will be pursuing at least one dispensary license to open a Unity Rd. shop in the state. Annual retail sales of the adult-use New Jersey market are expected to grow to as much as $950 million by 2024. Unity Rd.’s new multi-unit franchise partner, who is developing three shops across the Michigan and Ohio markets, is seeking immediate entrance by purchasing an existing dispensary to convert into a Unity Rd. as well as applying for dispensary licenses. The team is already working to identify potential acquisition opportunities across the two states as part of its support. In addition, Unity Rd. will provide guidance to these franchise partners by sharing its accumulated knowledge and resources to compliantly and successfully operate a dispensary.

Financial Results for Q2 FY2021 Ended March 31, 2021:

•	Revenue: For the three months ended March 31, 2021, revenue was $6.1 million, an increase of $4.2 million, or 228%, compared with $1.9 million for the three months ended March 31, 2020. This increase was primarily due to higher market demand, with the Company increasing production in response.

•	Gross Profit: For the three months ended March 31, 2021, gross profit was $3.0 million, an increase of $2.4 million, or 403%, compared with $0.6 million for the three months ended March 31, 2020. The resulting gross margin was 49%, compared with 32% for the same quarter last year. The increase in gross margin is due to the Company operating more efficiently during its production expansion.

Management believes costs will continue to increase at a lower rate than revenue growth and production in future periods, which is expected to lead to higher profit margins than historical figures illustrate. The Company has been able to lower marginal costs since the first half of fiscal year 2020 and expects to see gross profit margins continue to increase in future periods.

•	Total Operating Expenses: For the three months ended March 31, 2021, total operating expenses were $2.5 million, an increase of $1.0 million, or 66%, compared with $1.5 million for the same quarter last year. Operating expenses as a percentage of revenue decreased to 40% from 80% for the quarters compared, reflecting the Company’s focus on increasing revenue, reducing expenses, and performing more efficiently. Management believes this ratio will decrease going forward as revenues continue to grow at a higher rate than operating expenses.

Of note, $0.4 million of the Company’s operating expenses for the three months ended March 31, 2021 were non-cash expenses, including depreciation, amortization and stock-based compensation.

•	Operating Income: For the three months ended March 31, 2021, operating income was $0.5 million, an improvement of $1.4 million, compared with an operating loss of $0.9 million for the same quarter last year.

•	Adjusted EBITDA: After adding back non-cash operating expenses, depreciation and amortization, interest and stock-based compensation, Adjusted EBITDA for the three months ended March 31, 2021 was $1.0 million, as compared with an Adjusted EBITDA loss of $0.9 million for the same quarter last year.

•	Net Income: For the three months ended March 31, 2021, net income attributable to Item 9 Labs was $49,020, or break-even per share, compared with a net loss of $1.6 million, or a net loss of $0.03 per share, for the three months ended March 31, 2020.

•	Cash: Cash and cash equivalents totaled $4.3 million as of March 31, 2021.

Financial Results for the Six Months Ended March 31, 2021:

•	Revenue: For the six months ended March 31, 2021, revenue was $9.2 million, an increase of $5.8 million, or 170%, compared with $3.4 million for the same period last year. This increase was primarily due to higher market demand driving increased production.

•	Gross Profit: For the six months ended March 31, 2021, gross profit was $4.4 million, an increase of $3.3 million, or 311%, compared with $1.1 million for the same period last year. The resulting gross margin was 48%, compared with 32% for the same period last year.

•	Total Operating Expenses: For the six months ended March 31, 2021, total operating expenses were $4.3 million, an increase of $1.1 million, or 35%, compared with $3.2 million for the same period last year. Operating expenses as a percentage of revenue decreased to 47% from 93% for the periods compared.

Of note, $1.2 million of the Company’s operating expenses for the six months ended March 31, 2021 were non-cash expenses, including depreciation, amortization and stock-based compensation.

•	Operating Income: For the six months ended March 31, 2021, operating income was $0.2 million, an improvement of $2.2 million, compared with an operating loss of $2.1 million for the same period last year.

•	Adjusted EBITDA: After adding back non-cash operating expenses, depreciation and amortization, interest and stock-based compensation, Adjusted EBITDA for the six months ended March 31, 2021 was positive $1.3 million, as compared with a loss of $1.2 million for the same period last year.

•	Net Loss: For the six months ended March 31, 2021, net loss attributable to Item 9 Labs was $1.0 million, or $0.02 per share, compared with $3.5 million, or $0.06 per share, for the same period last year.

The Company filed its Form 10-Q on May 17, 2021. Click here to view.

Conference Call and Webcast Information – May 18, 2021 at 11:00 AM ET (8:00 AM PT)

Chief Executive Officer Andrew Bowden, Chief Financial Officer Bobby Mikkelsen and Chief Franchise Officer Mike Weinberger will host the Company’s Q2 FY2021 earnings call today at 11:00 AM Eastern time.

Date: Tuesday, May 18, 2021

Time: 11:00 AM Eastern time (8:00 AM Pacific time)

Access by phone: Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization.

-	U.S. dial-in number: 888-506-0062 (pass code: 665448)
-	International number: 973-528-0011 (pass code: 665448)

Access by webcast: A live and archived webcast will be available. Click on this webcast link to register.

Questions: Please submit questions to jayne@item9labs.com before the earnings call begins. The management team will do their best to answer all questions.

A telephonic replay of the conference call will also be available until Tuesday, June 1, 2021 via the following call-in numbers:

-	Toll-free replay number: 877-481-4010 (replay pass code: 41183)
-	International replay number: 919-882-2331 (replay pass code: 41183)

Adjusted EBITDA

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, Item 9 Labs provides Adjusted EBITDA as a supplemental measure of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, Item 9 Labs supplements its consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with Adjusted EBITDA as a non-GAAP financial measure of earnings. Adjusted EBITDA represents EBITDA plus stock-based compensation and change in fair value of derivative liabilities. Item 9 Labs management uses Adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of the business model. The Company uses these non-GAAP financial measures to assess the strength of the underlying operations of the business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze its operations between periods and over time. Item 9 Labs finds this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider its non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Item 9 Labs Corp.

Item 9 Labs Corp. (OTCQX: INLB) is a vertically integrated cannabis operator delivering premium products from its large-scale cultivation and production facilities in the United States. The award-winning Item 9 Labs brand specializes in best-in-class products and user experience across several cannabis categories. With substantial insider investment, the Company brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and production innovation. The veteran management team combines a diverse skill set with deep experience in the cannabis sector and capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being. Headquartered in Arizona, the Company has 650,000+ square feet of operations space under development on its 50-acre site, one of the largest properties in Arizona zoned to grow and cultivate flower. For additional information, visit item9labscorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Media Contact:

Item 9 Labs

Jayne Levy, Director of Communications

Email: Jayne@item9labs.com

Investor Contact:

Item 9 Labs

800-403-1140
Email: investors@item9labs.com